As filed with the Securities and Exchange Commission on April 15, 1999.
       Registration Nos. 33-71958, 33-84934, 33-84938, 33-99498, 333-47305,
                             33-99500 and 333-07157
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                      YOUTH SERVICES INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

          Maryland                                              52-1715690
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                        2 Park Center Court, Suite 200
                            Owings Mills, MD  21117
                   (Address of principal executive offices)

             Youth Services International, Inc. Stock Option Plan
      Youth Services International, Inc. 1995 Employee Stock Option Plan
      Youth Services International, Inc. 1995 Director Stock Option Plan
      Youth Services International, Inc. 1996 Employee Stock Option Plan
       Amendment No. 1 to and Restated Youth Services International, Inc.
                       1997 Employee Stock Option Plan
    Youth Services International, Inc. Board of Directors Compensation Plan Youth Services International, Inc. Fiscal Year 1997 Employee Stock Purchase Plan
                           (Full title of the plans)

                                James F. Slattery
                                    President
                        Youth Services International, Inc.
                      c/o Correctional Services Corporation
                          1819 Main Street, Suite 1000
                             Sarasota, Florida  34326
                                 (941) 953-9199
           (Name, address and telephone number of agent for service)

                                   Copies to:
                              Seth I. Truwit, Esq.
                          Epstein Becker & Green, P.C.
                                250 Park Avenue
                              New York, NY  10177
                                (212) 351-4709


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Title of                     Proposed maximum   Proposed maximum   Amount of
securities to    Amount to be   offering price        aggregate     registration
be registered     registered       per share       offering price       fee
--------------------------------------------------------------------------------
    N/A               N/A             N/A                N/A            N/A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-84934, 33-84938, 33-99498, 333-47305, 33-99500 and 333-07157. Therefore, no further registration fee is required.

    Registration Statement Nos. 33-71958, 33-84934, 33-84938, 33-99498,
333-47305, 33-99500 and 333-07157 (the "Registration Statements") covered shares of common stock, $.01 par value ("YSI Common Stock"), of Youth
Services International, Inc., a Maryland corporation ("YSI"), issuable by YSI pursuant to the following plans on a delayed or continuous basis: YSI's Stock Option Plan, YSI's 1995 Employee Stock Option Plan, YSI's 1995 Director Stock Option Plan, YSI's 1996 Employee Stock Option Plan, Amendment No. 1 to and Restated YSI's 1997 Employee Stock Option Plan, YSI's Board of Directors Compensation Plan and YSI's Fiscal Year 1997 Employee Stock Purchase Plan.

    On March 31, 1999, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 23, 1998, as amended (the "Merger Agreement"), among Correctional Services Corporation ("CSC"), Palm Merger Corp. ("Sub") and YSI, Sub was merged into YSI, with YSI surviving the Merger as a wholly owned subsidiary of CSC, and each share of YSI Common Stock (other than shares owned by YSI and CSC) was converted into the right to receive .275 of a share of common stock, par value $.01 per share, of CSC. In connection with this transaction, YSI has filed a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 to terminate the registration of YSI Common Stock.

    Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statements pursuant to Item 512(a)(3) of Regulation S-K under the Act, YSI hereby removes from registration the shares of YSI Common Stock that remain unsold as of the date hereof.


                                  SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective


Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarasota, Florida on April 15, 1999.


                                        YOUTH SERVICES INTERNATIONAL, INC.


                                        By:  /s/ James F. Slattery
                                           --------------------------
                                             James F. Slattery
                                             President